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                                                                   EXHIBIT 23.11

  I consent to being named as a nominee for director of UAL in the Proxy Statement and to serve as a director if elected.

                                                 /s/ Duane D. Fitzgerald
                                          _____________________________________
                                                   Duane D. Fitzgerald

Dated: April 4, 1994